UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2006

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400

(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2006, Charles A. Zona was named Executive Vice President, Brand Management and Licensing, of NexCen Brands, Inc. (the “Company”). On the same day, the Company and Mr. Zona entered into an employment agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K. Prior to his appointment, Mr. Zona worked with the Company as a consultant since November 2006.

Pursuant to the terms of the employment agreement, Mr. Zona will receive an initial annual base salary of $300,000, subject to annual review and upward adjustments (but not decreases), as well as various perquisites and benefits. Mr. Zona will also be eligible to receive a performance-based bonus calculated as a percentage of the “bonus pool,” as determined by the Company’s President and Chief Executive Officer, based on achieving annual performance goals recommended by the President and Chief Executive Officer and subject to review and confirmation by the Company’s compensation committee or Board of Directors. The “bonus pool,” with respect to any fiscal year, is an amount of the annual net income of the Company, expressed as a percentage, as determined by the Company’s compensation committee.

On December 11, 2006, as contemplated by the employment agreement, Mr. Zona was granted options to purchase a total of 250,000 shares of the Company’s common stock, at an exercise price of $6.96 per share, pursuant to the terms of the Company’s 2006 Equity Incentive Plan. The options will vest and become exercisable in equal tranches on the first, second, and third anniversaries of the grant date so long as Mr. Zona is employed by the Company. The stock options have an exercise price equal to the fair market value of the Company’s common stock on December 11, 2006, and are subject to a 10-year term. Under Mr. Zona’s employment agreement, if his employment with the Company is terminated without “Cause” (as defined in the employment agreement), or if he resigns for “Good Reason” (as defined in the employment agreement), or if a Change of Control (as defined in the employment agreement) occurs, all unvested options will immediately vest and become fully exercisable.

The initial term of the employment agreement is three years, and it renews automatically for one-year periods, unless either party gives the other party 90 days prior written notice of a decision not to renew. If the Company terminates Mr. Zona’s employment (i) without Cause, or (ii) if Mr. Zona resigns for Good Reason, or (iii) if the Company fails to renew the term, Mr. Zona will be entitled to receive (1) any unpaid base salary including any declared but unpaid annual bonus and (2) an amount equal to his base salary (at the rate then in effect) for a six-month period. Mr. Zona also will be entitled to continue to participate in the Company’s group medical plan on the same basis as he previously participated or receive payment of, or reimbursement for, COBRA premiums for a one-year period following his termination, subject to termination of coverage if a successor employer provides him with health insurance.

Notwithstanding the foregoing, if Mr. Zona’s employment is terminated within one year following a Change of Control by the Company without Cause or by Mr. Zona with Good Reason, Mr. Zona shall be entitled to receive the same severance as described in the preceding paragraph, however, the amount of severance will be changed to an amount equal to $100 less then two times the sum of (i) Mr. Zona’s base salary (at the rate then in effect) and (ii) the annual bonus paid to Mr. Zona in the year prior to such Change in Control. However, if the lump sum severance owed to Mr. Zona would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then his severance will be reduced to the largest amount that will not result in receipt by Mr. Zona of an “excess parachute payment.”

During the term of employment and for one year thereafter, or six months if Mr. Zona’s employment is terminated without Cause or if he resigns for Good Reason, Mr. Zona has agreed not to compete with the Company. In addition, for one year following the term of employment, Mr. Zona has agreed not (i) to solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries, (ii) to solicit, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate such employee’s employment with the Company or (iii) in any way interfere with the relationship between any customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

The foregoing is a summary of the material terms of the employment agreement and the options granted to Mr. Zona. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 11, 2006, as discussed above, Mr. Zona was appointed as Executive Vice President, Brand Management and Licensing, of the Company. The terms of Mr. Zona’s employment agreement and option grant are summarized in Item 1.01 above.

Prior to joining the Company, since 2003, Mr. Zona acted as a licensing consultant for clients such as The J. Peterman Company, Chris-Craft Boats and XOR. From 1999 until 2003, Mr. Zona served as the Senior Vice President and as a consultant for Consumer Products for The National Football League Properties where he was responsible for developing a new consumer products (apparel, hardlines and accessories) licensing business model. Preceding his position with the NFL, from 1997 until 1999, Mr. Zona served as President of Salant Menswear Group, which included Perry Ellis Dress Furnishings/Accessories and Private Label denim. From 1989 until 1997, Mr. Zona served as President of Nautica Dress Furnishings/State of Maine Menswear Division where he was responsible for company divisional P&L, sales, design, marketing, sourcing, manufacturing and operations. Mr. Zona holds a BS degree in Industrial Relations from Seton Hall University.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 Employment Agreement dated as of December 11, 2006, by and between NexCen Brands, Inc. and Charles A. Zona.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 13, 2006.

NEXCEN BRANDS, INC.
/s/ David B. Meister
By:	David B. Meister
Its:	Senior Vice President and Chief Financial Officer